FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                        Date of Report: January 15, 1998




                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 5.  Other Events

On January 15, 1998, the Pennsylvania Public Utility Commission (PUC) adopted several adjustments to the Company's restructuring plan approved last month. The PUC adopted the single modification subtracting $471 million and agreed with several other proposed adjustments which added $382 million, resulting in a $89 million net decrease.

Under the action, the Company can recover $4.935 billion, or $89 million less than the $5.024 billion approved on December 11, 1997. The costs will be collected over 8-1/2 years, starting in 1999, through a competitive transition charge.

The PUC adjustments were proposed in a motion by Commissioner John Hanger in response to petitions for reconsideration filed by the Company and several other parties to the restructuring case. The Company sought changes to the December order which would have added $629 million to, and subtracted $471 million from, its stranded cost award, for a net increase of $158 million.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                           PECO ENERGY COMPANY


                                                          \S\ J. Barry Mitchell
                                                         -----------------------
                                                         Vice President, Finance
                                                              and Treasurer

January 15, 1998